UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2013

ExactTarget, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35461	20-1367351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 North Meridian Street, Suite 200 Indianapolis, Indiana		46204
(Address of principal executive offices)		(Zip Code)

(317) 423-3928

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously reported, on June 3, 2013, ExactTarget, Inc. (the “Company”) entered into an Acquisition Agreement (the “Acquisition Agreement”) by and among salesforce.com, inc. (“salesforce.com”) and Excalibur Acquisition Corp., a wholly owned subsidiary of salesforce.com (“Purchaser”). Pursuant to the Acquisition Agreement, and upon the terms and subject to the conditions thereof, Purchaser commenced a cash tender offer (the “Offer”) to purchase all of the outstanding shares of common stock, $0.0005 par value per share, of the Company (the “Shares”) at a price per share of $33.75 (the “Offer Price”), net to the seller in cash without interest thereon, less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 12, 2013, and the related Letter of Transmittal.

On July 11, 2013, salesforce.com announced the results of the Offer, which expired at 12:00 midnight, New York City time, on July 10, 2013 (the “Expiration Date”). The depositary for the Offer advised salesforce.com and Purchaser that a total of 64,237,892 Shares were validly tendered and not validly withdrawn in the Offer, which represented approximately 89.7% of the outstanding Shares as of the Expiration Date and notices of guaranteed delivery were delivered with respect to approximately 1,601,949 Shares as of the Expiration Date. On July 11, 2013, Purchaser (i) accepted for payment and paid for all Shares validly tendered and not validly withdrawn prior to the Expiration Date and (ii) exercised its “Top-Up Option” (as described below) to purchase additional Shares in order to facilitate completion of the Merger (as defined below) under Section 253 of the Delaware General Corporation Law (the “DGCL”).

As a result of the consummation of the Offer and the exercise of the Top-Up Option, Purchaser became the owner of more than 90% of the outstanding Shares, and on July 12, 2013, salesforce.com and Purchaser consummated the merger of Purchaser with and into the Company under the “short form” merger procedures of Section 253 of the DGCL. At the effective time of the merger (the “Effective Time”), the Company became a wholly owned subsidiary of salesforce.com (the “Merger”) and all then outstanding Shares, other than Shares held by the Company, salesforce.com and Purchaser, and Shares held by stockholders who have validly exercised their appraisal rights under the DGCL, were cancelled and converted into the right to receive the Offer Price.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note, Item 3.02, Item 5.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 11, 2013, in connection with the consummation of the Merger, salesforce.com and the Company requested that the New York Stock Exchange (the “NYSE”) remove the Shares from listing on the NYSE as of the opening of trading on July 12, 2013 and requested that the NYSE file a delisting application with the Securities and Exchange Commission (“SEC”) to delist and deregister the Shares. On July 12, 2013, the NYSE filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Shares. Upon the effectiveness of the foregoing Form 25, a certification on Form 15 under the Exchange Act will be filed with the SEC, requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in the Introductory Note and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

In order to complete the Merger, on July 11, 2013, pursuant to Section 6.14 of the Acquisition Agreement, Purchaser exercised its irrevocable option (the “Top-Up Option”) to purchase the number of Shares equal to the lowest number of Shares that, when added to the number of Shares owned by salesforce.com and its subsidiaries as of the exercise of the Top-Up Option, constituted one share more than 90% of the Shares then outstanding. On July 11, 2013, the Company issued 1,995,952 Shares (the “Top-Up Shares”) to Purchaser, at a price of $33.75 per Share, for an aggregate purchase price of $67,363,380.00. Purchaser paid for the Top-Up Shares by delivery of cash equal to the aggregate par value of the Top-Up Shares and a promissory note having a principal amount equal to the aggregate purchase price pursuant to the Top-Up Option less the amount paid in cash. The Top-Up Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

As a result of the acceptance of and payment for Shares in the Offer on July 11, 2013 (the “Acceptance Time”), a change of control of the Company occurred. At the Effective Time, the Company became a wholly owned subsidiary of salesforce.com. The information set forth in the Introductory Note and Items 2.01, 3.01 and Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

The total amount of consideration payable in connection with the Offer and the Merger (excluding the payment for the Top-Up Shares) was approximately $2.4 billion. The funds used to consummate the Offer and the Merger (other than funds used for the payment of the Top-Up shares) were provided by salesforce.com from its existing cash balances, marketable securities and cash proceeds from a $300.0 million senior secured credit facility from Bank of America, N.A.

To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company or salesforce.com, the operation of which may at a subsequent date result in a further change in control of the Company.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of immediately after the Acceptance Time, Scott D. Dorsey, David L. Yuan, Matthew W. Ferguson and Rory T. O’Driscoll resigned as members of the board of directors of the Company, and Samuel Fleischmann, Burke Norton, Graham Smith and Audrey Wong, each of whom was designated by salesforce.com, were appointed to fill the vacancies left by such resignations.

Effective as of immediately after the Effective Time, Julie M.B. Bradley, Scott M. Maxwell and Timothy I. Maudlin resigned as members of the board of directors of the Company, Samuel Fleischmann, the sole director of Purchaser immediately prior to the Effective Time, became the sole director of the Company, and Burke Norton, Graham Smith and Audrey Wong each resigned as members of the board of directors of the Company.

The other information required by Item 5.02 of Form 8-K is contained in the Company’s Solicitation/Recommendation on Schedule 14D-9 originally filed by the Company with the SEC on June 12, 2013, including the Information Statement comprising Annex I thereto, and such information is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

Pursuant to the Acquisition Agreement, at the Effective Time, the certificate of incorporation of the Company was amended and restated in its entirety to read identically to the certificate of incorporation of Purchaser as in effect immediately prior to the Effective Time, and the bylaws of Purchaser as in effect immediately prior to the Effective Time became the bylaws of the Company, except that in each case the name of the Company set forth therein was changed to “ExactTarget, Inc.” The certificate of incorporation and the bylaws of the Company as so amended are attached as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and are incorporated herein by reference.

On June 12, 2013, following the Effective Time, the board of directors of the Company, acting pursuant to Section 42 of the bylaws of the Company described above, resolved to change the Company’s fiscal year to end on January 31 of each year.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of ExactTarget, Inc.

3.2	Bylaws of ExactTarget, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACTTARGET, INC.

Date: July 12, 2013	By:	/s/ Samuel Fleischmann
	Name:	Samuel Fleischmann
	Title:	President

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of ExactTarget, Inc.

3.2	Bylaws of ExactTarget, Inc.